UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2010

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Incentive Program

On December 20, 2010, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the "Company") established long-term performance incentives under the National Fuel Gas Company Performance Incentive Program (the "Program") for a performance period of October 1, 2010 to September 30, 2013. The Compensation Committee established levels of performance at which 50%, 100%, 150% and 200% of the target incentive will be payable, as described below. For performance levels between established levels, a portion of the target incentive will be payable as determined by mathematical interpolation.

The performance condition for the October 1, 2010 to September 30, 2013 performance period is the Company’s total return on capital as compared to the same metric for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS, Inc., a leading industry consultant ("AUS"). In determining the Company’s total return on capital for purposes of this comparison, the Compensation Committee may adjust the AUS calculation of the Company’s total return on capital so as to include any gains realized by the Company on the sale of operations that were reported under Generally Accepted Accounting Principles as discontinued operations.

Payment will be made in accordance with the Program if the Company achieves certain levels of performance relative to the peer group. For example, if the Company achieves a rank, as a percentile of the peer group, of 60%, then 100% of the target incentive will be paid. Other performance levels may result in payments ranging from 0% to 200% of the target incentive.

For the October 1, 2010 to September 30, 2013 performance period, the Compensation Committee established the following target incentives for the principal executive officer, principal financial officer and named executive officers of the Company: David F. Smith, $765,000; David P. Bauer, $120,000; Ronald J. Tanski, $430,000; Matthew D. Cabell, $300,000; Anna Marie Cellino, $230,000; and James D. Ramsdell, $120,000.

Annual At Risk Compensation Incentive Program

On December 20, 2010, the Compensation Committee adopted specific written performance goals for fiscal year 2011 under the Amended and Restated National Fuel Gas Company 2007 Annual At Risk Compensation Incentive Program ("AARCIP") for David F. Smith, Ronald J. Tanski, Matthew D. Cabell and Anna Marie Cellino. Mr. Smith is Chairman of the Board and Chief Executive Officer of the Company. Mr. Tanski is President and Chief Operating Officer of the Company. Mr. Cabell is President of Seneca Resources Corporation ("Seneca Resources"), the Company’s exploration and production subsidiary, and Senior Vice President of the Company. Mrs. Cellino is President of National Fuel Gas Distribution Corporation ("Distribution Corporation"), the Company’s utility subsidiary.

Mr. Smith, Mr. Tanski, Mr. Cabell and Mrs. Cellino will earn cash compensation in fiscal 2010 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range from zero to 200% of salary for Mr. Smith, from zero to 160% of salary for Mr. Tanski and from zero to 140% of salary for Mr. Cabell and Mrs. Cellino. Target compensation is 100% of salary for Mr. Smith, 80% of salary for Mr. Tanski and 70% of salary for Mr. Cabell and Mrs. Cellino. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Smith relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (multiple goals weighted in the aggregate as 35% of the formula), safety and environmental compliance (multiple goals weighted in the aggregate as 10% of the formula), and the Company’s investor relations program (weighted as 5% of the formula).

The goals for Mr. Tanski relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), oil and natural gas production volume (weighted as 15% of the formula), growth of the pipeline and storage segment (weighted as 15% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 5% of the formula), safety (weighted as 5% of the formula), Distribution Corporation’s effectiveness in obtaining customer assistance under the Home Energy Assistance Program (weighted as 5% of the formula), and the Company’s investor relations program (weighted as 5% of the formula).

The goals for Mr. Cabell relate to Company earnings per share (weighted as 15% of the formula), earnings per share of Seneca Resources (weighted as 15% of the formula), oil and natural gas production volume (multiple goals weighted in the aggregate as 30% of the formula), oil and natural gas reserve replacement (weighted as 20% of the formula), finding and development costs (weighted as 10% of the formula), lease operating expenses and general and administrative expenses (weighted as 5% of the formula), and environmental/safety compliance (weighted as 5% of the formula).

The goals for Mrs. Cellino relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 15% of the formula), Distribution Corporation customer service standards (weighted as 10% of the formula), Distribution Corporation meter reading (weighted as 10% of the formula), employee education (weighted as 5% of the formula), and Distribution Corporation’s effectiveness in obtaining customer assistance under the Home Energy Assistance Program (multiple goals weighted in the aggregate as 10% of the formula).

Executive Annual Cash Incentive Program

On December 20, 2010, the Compensation Committee adopted specific written performance goals for fiscal year 2011 under the National Fuel Gas Company Executive Annual Cash Incentive Program ("EACIP") for David P. Bauer, Treasurer and Principal Financial Officer of the Company; and James D. Ramsdell, Senior Vice President of Distribution Corporation. Mr. Bauer and Mr. Ramsdell will earn cash compensation in fiscal 2011 under the EACIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range from zero to 90% of salary for Mr. Bauer and Mr. Ramsdell. Target compensation is 45% of salary for Mr. Bauer and Mr. Ramsdell. The Compensation Committee may approve other compensation or awards at its discretion.

The goals for Mr. Bauer relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), the Company’s investor relations program (multiple goals weighted in the aggregate as 20% of the formula), internal control compliance (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).

The goals for Mr. Ramsdell relate to Company earnings per share (weighted as 25% of the formula), earnings per share of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 25% of the formula), safety (multiple goals weighted in the aggregate as 15% of the formula), Distribution Corporation meter reading (weighted as 5% of the formula), management of the capital expenditure budgets of the Company’s pipeline and storage subsidiaries and utility subsidiary (weighted as 5% of the formula), and individual performance as otherwise subjectively determined (weighted as 25% of the formula).

Stock Appreciation Rights

On December 20, 2010, the Compensation Committee granted stock appreciation rights ("SARs") under the Company’s 2010 Equity Compensation Plan (the "2010 Plan") to certain officers of the Company, including the following grants to the principal executive officer, principal financial officer and named executive officers of the Company: D. F. Smith, 37,500; D. P. Bauer, 5,000; R. J. Tanski, 25,000; M. D. Cabell, 22,500; A. M. Cellino, 15,000; and J. D. Ramsdell, 5,000. A brief description of the principal terms and conditions of the SARs is provided below.

The grant price of each SAR is the fair market value of the Company’s common stock on the date of grant. "Fair market value," as defined in the 2010 Plan, means the average of the high and low reported sales prices of a share of the Company’s common stock, which was $63.865 per share on December 20, 2010. Absent a change in control of the Company, the SARs vest and become exercisable annually in one-third increments, commencing on December 20, 2011. In the event of a change in control of the Company, the SARs will become exercisable or will be replaced by alternative awards, in accordance with the 2010 Plan. The SARs will not be exercisable in whole or in part after December 20, 2020.

Upon the exercise of a SAR, the grantee will be entitled to receive from the Company a payment in cash, in shares of common stock of the Company or in a combination of cash and shares of common stock of the Company, as determined by the Committee. The payment will be equal in value to the excess, if any, of the fair market value on the date of exercise of one share of common stock of the Company over the grant price, multiplied by the number of shares in respect of which the SAR is being exercised.

Restricted Stock

On December 20, 2010, the Compensation Committee awarded restricted stock under the Company’s 1997 Award and Option Plan (the "1997 Plan") to certain officers of the Company, including the following awards to the principal executive officer, principal financial officer and named executive officers of the Company: D. F. Smith, 9,375; D. P. Bauer, 1,250; R. J. Tanski, 6,250; M. D. Cabell, 5,625; A. M. Cellino, 3,750; and J. D. Ramsdell, 1,250. A brief description of the principal terms and conditions of the restricted stock is provided below.

The restricted stock vests annually in one-third increments, commencing on December 20, 2011. In the event an officer’s employment terminates due to death or disability, the portion of such officer’s restricted stock that is then unvested will vest immediately. In the event of a Change in Ownership or Change in Control as those terms are defined in the 1997 Plan, the provisions of the 1997 Plan will control. In the event an officer’s employment terminates prior to a vesting date for any other reason (including for cause or as a result of a voluntary resignation at any age, including retirement), then the portion of such officer’s restricted stock associated with that vesting date and with all subsequent vesting dates will be automatically forfeited. The holders of the restricted stock have the right to vote such shares and to receive dividends with respect to such shares.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

December 27, 2010	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary